Exhibit 10.7

AMENDMENT NO. 1 TO

AMENDED AND RESTATED CO-BRAND MARKETING AGREEMENT

THIS AMENDMENT NUMBER 1 TO THE AMENDED AND RESTATED CO-BRAND MARKETING AGREEMENT (this “Amendment”), dated as of November 1, 2018 (“Effective Date”), is made and entered into by and between FIRST NATIONAL BANK OF OMAHA (“FNBO”) and MN AIRLINES LLC d/b/a SUN COUNTRY AIRLINES (“Co-Brand Partner”).

RECITALS:

WHEREAS, FNBO and Co-Brand Partner are parties to that certain Amended and Restated Co-Brand Marketing Agreement dated October 17, 2018 (the “Agreement”).

WHEREAS, the parties have agreed to make changes to the Agreement that are outlined below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Definitions. Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The terms and expressions “this Agreement,” “this document,” “herein,” and other terms and expressions of similar import in the Agreement are hereby amended to mean the Agreement as amended by this Amendment.

2.    The definition of Good Standing in Section 1 (“Definitions”) is deleted in its entirety and replaced with the following:

“Good Standing” means with respect to an Account, that as of the date of such determination all payments are current, charge privileges have not been revoked or suspended, the credit limit is not exceeded, had a balance greater than $0.00 during the last six billing cycles or on which finance charges have been billed during the last six billing cycles, and all other requirements of the applicable Cardmember Agreement have been complied with as of the applicable date.

3.    Section 4 of the Compensation Schedule to Co-Brand Marketing Agreement ( Schedule 5.1) of the Agreement is deleted in its entirety and replaced with the following:

4.    Net Retail Compensation.

•	FNBO shall pay Co-Brand Partner 3.00% of Net Retail Sales that is spent on Co-Brand Partner’s products and services, including purchases made onboard a Co-Brand Partner flight;

18-4490 Amendment 1 to the Amended and Restated Co-Brand Marketing Agreement for Sun Country Airlines 11/2018 SS

•	FNBO shall pay Co-Brand Partner 2.00% of Net Retail Sales that is spent on products and services at grocery stores or gas stations; and

•	FNBO shall pay Co-Brand Partner 1.78% of Net Retail Sales that is spent for all other purchases of products and services.

For clarification, Co-Brand Partner shall use 1.00% of the Net Retail Compensation it receives herein to fund the Mandatory Terms of the Rewards Program in Schedule 2.7

4.    Section 2 of the Compensation Schedule to Co-Brand Marketing Agreement (Schedule 5.1) of the Agreement is deleted in its entirety and replaced with the following:

2.    Account Activation Bonus Payments.

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FNBO shall pay Co-Brand Partner a one-time $100 bonus payment for each Activated Application Account when at least $1,500 in Qualified Credit Card Transactions are posted to the Account during the first 3 Billing Cycles after the Account is opened. Co- Brand Partner shall use such bonus payments to fund the Mandatory Terms of the Rewards Program in Schedule 2.7

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FNBO shall pay Co-Brand Partner a one-time $75 bonus payment for each Activated Solicitation Account when at least $1,500 in Qualified Credit Card Transactions are posted to the Account during the first 3 Billing Cycles after the Account is opened. Co- Brand Partner shall use such bonus payments to fund the Mandatory Terms of the Rewards Program in Schedule 2.7

5.    Section 3 of the Compensation Schedule to Co-Brand Marketing Agreement (Schedule 5.1) of the Agreement is deleted in its entirety and replaced with the following:

3.    Renewal Fees

•	FNBO will pay Co-Brand Partner a renewal fee of $1.00 for each open Account in Good Standing (a) on that Account’s first anniversary date; (b) and each anniversary date thereafter.

6.    Section 5 of the Mandatory Terms of the Rewards Program Schedule to Co-Brand Marketing Agreement (Schedule 2.7) of the Agreement is deleted in its entirety and replaced with the following:

5    Rewards Program Benefits. Benefits provided by Co-Brand Partner for each Cardholder meeting the applicable Rewards Program criteria will include, but not be limited to, the following: (a) Spend

18-4490 Amendment 1 to the Amended and Restated Co-Brand Marketing Agreement for Sun Country Airlines 11/2018 SS

Bonus as described below; (b) Anniversary Bonus as described below; (c) all seat selection fees and the cost of the first bag (either a checked bag or a carry-on) will be discounted by 50% of the regular cost for the Cardholder, and for each individual accompanying the Cardholder when booked on the same reservation, if purchased either online at suncountry.com or via Co-Brand Partner’s customer service inbound call line; (d) One complimentary inflight premium beverage for the Cardholder for every leg of the flight; (e) 48 hour advance notice and bookings on select new routes or destinations that are added to Co-Brand Partner’s flight schedule; (f) Priority boarding for the Cardholder and each individual accompanying the Cardholder on all flights; (g) Acquisition Bonus as described below; (h) No foreign transaction fees; and (i) Bonus points on promotional events (e.g., a new hub; a new gateway city).

7.    Section 1(b) of the Mandatory Terms of the Rewards Program Schedule to Co-Brand Marketing Agreement (Schedule 2.7) of the Agreement is deleted in its entirety and replaced with the following:

b.

2 Credit Card Rewards Points for every $1.00 of Qualifying Credit Card Transactions posted to an Account in Good Standing that is spent with merchants whose merchant code is classified by the payment card industry as: (a) “Service Stations”, (b) “Automated Fuel Dispensers” (c) “Grocery Stores and Supermarkets” (d) “Misc. Food Stores— Convenience Stores and Specialty Markets” (e) “Dairy Products Stores”, (f) “Bakeries”, (g) “Freezer and Locker Meat Provisioners”, (h) “Candy Nut and Confectionary Stores”, and (i) “Package Stores – Beer, Wine, and Liquor”.

8.    Miscellaneous. This Amendment, together with the Agreement and its attachments, exhibits and schedules, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof. Except as expressly modified by this Amendment, all other terms and conditions set forth in the Agreement shall remain unchanged and in full force and effect and are hereby ratified and confirmed. This Amendment may be executed in counterparts and transmitted by facsimile copy, each of which shall constitute an original and which taken together shall constitute the Amendment. Facsimile or electronically scanned signatures on this Amendment shall for all purposes be treated as if manually signed by the party whose facsimile or electronically scanned signature appears. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

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18-4490 Amendment 1 to the Amended and Restated Co-Brand Marketing Agreement for Sun Country Airlines 11/2018 SS

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

MN AIRLINES LLC d/b/a SUN COUNTRY AIRLINES		FIRST NATIONAL BANK OF OMAHA
		By:	/s/ Scott Smith
By:	/s/ Brian Davis	Name:	Scott Smith
Name:	Brian Davis	Title:	SVP
Title:	SVP & CMO

AND

By:	/s/ Jude Bricker	By:	/s/ Amy Bouchard
Name:	Jude Bricker	Name:	Amy Bouchard
Title:	President and CEO	Title:	Sr. Vice President, Finance

18-4490 Amendment 1 to the Amended and Restated Co-Brand Marketing Agreement for Sun Country Airlines 11/2018 SS

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